Exhibit 32

CERTIFICATION OF THE PRESIDENT AND THE SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Washington Gas Light Company on Form 10-Q for the quarterly period ended September 30, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Donald M. Jenkins, President, and Douglas I. Bonawitz, Senior Vice President, Chief Financial Officer and Treasurer, each hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of their knowledge, that:
(1)The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations.
This certification is being made for the exclusive purpose of compliance by the President and the Senior Vice President, Chief Financial Officer and Treasurer with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be disclosed, distributed, or used by any person for any reason other than as specifically required by law.

/s/ Donald M. Jenkins

Donald M. Jenkins
President

/s/ Douglas I. Bonawitz

Douglas I. Bonawitz
Senior Vice President, Chief Financial Officer and Treasurer

November 6, 2020